UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2024

PROTAGONIST THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37852	98-0505495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Protagonist Therapeutics, Inc.

7707 Gateway Blvd., Suite 140

Newark, California 94560-1160

(Address of principal executive offices, including zip code)

(510) 474-0170

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	PTGX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Collaboration and License Agreement

On January 31, 2024, Protagonist Therapeutics, Inc. (the “Company”) entered into a License and Collaboration Agreement (the “Collaboration Agreement”) with Takeda Pharmaceuticals USA, Inc. (“Takeda”) for the development, manufacture and commercialization of the Company’s rusfertide product candidate (“Rusfertide”) and other specified second-generation injectable hepcidin mimetic compounds (the “Licensed Products”). The Collaboration Agreement will become effective (the “Effective Date”) upon the receipt of clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Collaboration and Licenses. The Company and Takeda have agreed that the parties will, as further described below, jointly develop and commercialize the Licensed Products in the United States (the “Profit-Share Territory”) and that Takeda solely and exclusively will develop and commercialize the Licensed Products in all other countries (the “Takeda Territory”). Each of the Company and Takeda is obligated to use commercially reasonable efforts to develop and commercialize at least one Licensed Product in the Profit-Share Territory, and Takeda is also obligated to use commercially reasonable efforts to develop and commercialize at least one Licensed Product in major regions of the Takeda Territory.

The Company and Takeda have agreed to share costs of the development, manufacture and commercialization activities for the Licensed Products under the Collaboration Agreement in the Profit-Share Territory, provided that (i) the Company will lead, and will be responsible for its costs associated with, completion of the ongoing Phase 3 VERIFY program evaluating Rusfertide for the treatment of Polycythemia Vera (the “VERIFY Program”); (ii) Takeda will lead, and will be responsible for its costs associated with, pre-commercialization activities related to Rusfertide in the Profit-Share Territory, and (iii) Takeda will lead commercialization of rusfertide globally, with Protagonist holding an option to co-detail in the U.S. Takeda is solely responsible for all costs for the development, manufacture and commercialization activities under the Collaboration Agreement in the Takeda Territory, and will have sole responsibility and decision-making authority with respect to such activities in the Takeda Territory.

The Company has agreed to grant to Takeda a non-transferable, sublicensable, except for certain specified exceptions, license to certain intellectual property of the Company as needed to perform the activities under the Collaboration Agreement. Such license is co-exclusive with the Company in the Profit-Share Territory and exclusive, even as to the Company, in the Takeda Territory, subject to certain retained rights to allow the Company to exercise its rights and perform its obligations under the Collaboration Agreement.

Financial Terms; Opt-out Rights.

Upfront Payment; Profit Share; Booking of Revenues. Under the terms of the Collaboration Agreement, Takeda has agreed to pay the Company an upfront payment of $300 million within 30 days after the Effective Date. For so long as a Licensed Product is being sold in the Profit-Share Territory, the Company and Takeda will share in all operating profits and losses arising from such Licensed Product in the Profit-Share Territory (50 percent to the Company and 50 percent to Takeda) as further defined in the Collaboration Agreement. The Collaboration Agreement provides that Takeda will book sales of Licensed Products globally.

Royalties. Takeda has agreed to pay the Company tiered royalties of 10% – 17% on net sales of Licensed Products in the Takeda Territory. If the Company has exercised an Opt-out Right (as defined below), Takeda has agreed to pay the Company royalties of 14% – 29% on worldwide net sales of Licensed Products with respect to which the Company has exercised an Opt-out Right. Royalty payments may be reduced in certain specified circumstances.

Milestone Payments; Opt-out Payment. The Collaboration Agreement provides for aggregate development, regulatory and commercial milestone payments from Takeda to the Company for Licensed Products of (i) up to $330 million if the Company does not exercise an Opt-out Right and remains in the 50:50 profit- and loss-sharing arrangement in the Profit-Share Territory; and (ii) up to $975 million if the Company exercises the Full Opt-out Right (as defined below). Milestone payments as to Licensed Products other than Rusfertide may be reduced in certain specified circumstances.

In addition to the milestone payments described above, in the event the Company exercises the Full Opt-out Right during the Initial Opt-out Period (as defined below), the Company will receive: (a) a $200 million payment following its exercise of the Full Opt-out Right, and (b) an additional $200 million payment following FDA approval of the New Drug Application for Rusfertide for polycythemia vera (together, the “Opt-out Payment”).

Opt-out Rights. The Company will have the right to opt-out entirely of profit- and loss-sharing in the Profit-Share Territory as to all Licensed Products (the “Full Opt-out Right”) during the 90-day period beginning 120 days after filing of a New Drug Application with the United States Food and Drug Administration for Rusfertide for Polycythemia Vera (the “Initial Opt-out Period”); and (ii) for convenience without receipt of the Opt-out Payment (generally following the Initial Opt-out Period). In addition, if the Company does not exercise the Full Opt-out Right, the Company may opt-out of profit- and loss-sharing in the Profit-Share Territory as to Licensed Products other than Rusfertide on a Licensed Product-by-Licensed Product basis (each, a “Partial Opt-out Right” and either the Full Opt-out Right or a Partial Opt-out right being an “Opt-out Right”). Following the Company’s exercise of an Opt-out Right, the Company has agreed to transition to Takeda applicable development and commercial activities, and Takeda has agreed to assume sole operational and financial responsibility for such activities.

Governance. The activities of the parties for the Profit-Share Territory are to be conducted pursuant to joint development plans and joint commercialization plans, on a Licensed Product-by-Licensed Product basis, and overseen by a joint steering committee (the “JSC”) and various subcommittees, including a Joint Commercialization Committee and a Joint Development Committee. The JSC shall be composed of an equal number of representatives from each of the Company and Takeda.

Exclusivity; Right of First Negotiation. During the term of the Collaboration Agreement, neither party nor any of its respective affiliates is permitted outside of the Collaboration Agreement to directly or indirectly develop, manufacture, or commercialize injectable hepcidin mimetic products beyond agreed-upon stages of development (pre-clinical in vitro research activities in the case of the Company, and up to Phase 2b clinical development in the case of Takeda, respectively are permitted). In addition, the Company has granted to Takeda a 120-day right of first negotiation with respect to other Company products in the hepcidin pathway.

Termination. Unless earlier terminated, the Collaboration Agreement expires on a Licensed Product-by-Licensed Product and country-by-country basis on the later of (a) in the Takeda Territory, the expiration of the royalty term for such Licensed Product in such country or (b) in the Profit-Share Territory, until the parties agree to permanently stop commercializing such Licensed Product. Takeda may terminate the Collaboration Agreement for convenience in its entirety or as to a major region by providing advance written notice following the earliest of (i) the receipt of Phase 3 data with respect to the VERIFY Program, (ii) the third anniversary of the Effective Date or (iii) upon the occurrence of certain specified adverse events related to the clinical development of Rusfertide. Either party may terminate the Collaboration Agreement in its entirety (A) in the event of a material breach by the other party, subject to a cure period and (B) in the event of the insolvency of the other party, in each case subject to specified conditions.

The foregoing description of the terms of the Collaboration Agreement is qualified in its entirety by reference to the full text of the Collaboration Agreement, a copy of which the Company intends to file with the U.S. Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protagonist Therapeutics, Inc.

Dated: January 31, 2024

	By:	/s/ Asif Ali
Asif Ali
Chief Financial Officer